EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 27, 2005 included in the Registration Statement on Form SB-2 Amendment No. 1 and related Prospectus of Triangle Petroleum Corporation (formerly Peloton Resources Inc.) for the registration of shares of its common stock.

/s/ “Manning Elliott LLP”

MANNING ELLIOTT LLP
CHARTERED ACCOUNTANTS

Vancouver, Canada
March 7, 2006